UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As a result of a $4.5 million advance under the loan by Square 1 Bank (“Square 1”) described in Item 2.03 below, Evoke Pharma, Inc. (the “Company”) had a cash balance of approximately $14.2 million at December 31, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2014 (the “Prior Report”), the Company entered into a loan and security agreement (the “credit facility”) with Square 1, effective as of May 28, 2014, pursuant to which Square 1 agreed to make term loans available to the Company for general corporate and working capital purposes and for capital expenditures, in a principal amount of up to $4.5 million. On December 31, 2014, Square 1 advanced to the Company the full $4.5 million of the credit facility.

The term loan under the credit facility bears interest at a rate of 5.5%. The Company is required to make interest-only payments through November 28, 2015, followed by monthly payments of principal and interest until the credit facility matures on November 28, 2017. The Company may prepay the outstanding balance before November 28, 2017 without penalty or premium.

Additional information regarding the terms of the credit facility may be found in Item 2.03 of the Prior Report, which is incorporated herein by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the funding of the credit facility, the Company issued to Square 1 a warrant, substantially in the form included as Exhibit 4.1 to the Prior Report, to purchase 22,881 shares of the Company’s common stock at an exercise price of $5.90 per share. The warrant expires on December 31, 2024.

The warrant was offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The warrant contains representations to support the Company’s reasonable belief that Square 1 has access to information concerning the Company’s operations and financial condition, that Square 1 will acquire the warrant for its own account and not with a view to the distribution thereof, and that Square 1 is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1(1)	Form of Warrant issued to Square 1 Bank under the Loan and Security Agreement, by and between the Company and Square 1 Bank.

(1)	Previously filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: January 5, 2015	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

Exhibit Index

Exhibit No.	Description
4.1(1)	Form of Warrant issued to Square 1 Bank under the Loan and Security Agreement, by and between the Company and Square 1 Bank.

(1)	Previously filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2014.

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